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                                                                   EXHIBIT 10.13

                                                                [EXECUTION COPY]


                          ANTHONY CRANE RENTAL, L.P.

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS AGREEMENT (this "Agreement") is made as of July 22, 1998, by and
                                ---------
between Anthony Crane Rental, L.P., a Pennsylvania limited partnership (the

"Company") and Ray G. Anthony ("Executive").  Any capitalized terms used herein
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and otherwise not defined shall have the meanings assigned to them in Section 11 hereof.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Employment.  The Company shall employ Executive, and Executive
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hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 5 hereof (the "Employment Period").
                                        -----------------

          2.   Position and Duties.
               -------------------

          (a) During the Employment Period, Executive shall serve as Chairman and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of a Chairman and Chief Executive Officer, subject to the overall discretion and authority of the Board.

          (b) Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

          3.   Base Salary and Benefits.
               ------------------------

          (a) During the Employment Period, Executive shall receive a base salary of $400,000 per annum or such other higher rate as the Board may designate from time to time (the "Base Salary"), which shall be payable in
                                  -----------
regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible, and Executive shall be entitled to four weeks of paid vacation each year, which
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if not taken may not be carried forward to any subsequent year. In addition, the
Company will provide Executive with disability insurance which will provide a minimum benefit of at least 50% of his Base Salary for the period from the seventh month of his disability until Executive reaches age 65.

          (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (c) In addition to the Base Salary, Executive shall be eligible to earn an annual bonus of up to $200,000 for meeting or exceeding certain goals which will be determined jointly by Executive and the Executive Committee of the Board.

          5.   Term.
               ----

          (a) The Employment Period shall continue until the earlier to occur of (i) Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment), (ii) termination by the Company at any time for Cause (as defined below) or without Cause or (iii) July 22, 2003.

          (b) If the Employment Period is terminated by the Company without Cause during the term of this Agreement, Executive shall be entitled to receive his Base Salary until July 22, 2003. Any such amounts payable under this
Section 5(b) will be payable at such times as such amounts would have been payable had Executive not been terminated. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any amounts payable under this Section 5(b) during such times as Executive is in breach of paragraph 6, 7, or 8 hereof. The amounts otherwise payable pursuant to this paragraph 5(b) shall be reduced by the amount of any compensation Executive receives with respect to any other employment during the one year period commencing on the date of Executive's termination. Upon request from time to time, Executive shall furnish the Company with a true and complete certificate specifying any such compensation due to or received by him. As a condition to the Company's obligations (if any) to make payments pursuant to this paragraph 5(b), Executive will execute and deliver a general release in form and substance satisfactory to the Company.

          (c) If the Employment Period is terminated pursuant to clause (a)(i) above, Executive shall be entitled to receive his Base Salary through the date of termination. Any such amounts payable under this Section 5(c) will be payable at such times as such amounts would have been payable had Executive not been terminated.

          (d) If the Employment Period is terminated by the Company for Cause, Executive shall be entitled to receive his Base Salary through the date of termination. Any such amounts

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payable under this Section 5(d) will be payable at such times as such amounts would have been payable had Executive not been terminated.

          (e) Except as otherwise provided in paragraph 5(b) above, all of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue or become payable after the termination of the Employment Period shall cease upon such termination. The Company may offset any amounts Executive owes it or its Subsidiaries against any amounts it owes Executive hereunder.

          6.   Confidential Information.  Executive acknowledges that the
               ------------------------
information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company, or any predecessor, or any other Subsidiary ("Confidential Information") are the
                                       ------------------------
property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.

          7.   Inventions and Patents.  Executive acknowledges that all
               ----------------------
inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company or its predecessor and its Subsidiaries ("Work Product") belong
                                                         ------------
to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, executing any assignments, consents, powers of attorney and other instruments).

          8.   Non-Compete, Non-Solicitation.
               -----------------------------

          (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar, and he has become familiar, with the Company's trade secrets and with other Confidential Information concerning the Company and its predecessors and its Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for two years thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are

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in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (I) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

          9.   Enforcement.  If, at the time of enforcement of paragraph 6, 7 or
               -----------
8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reason able under such circumstances shall be substituted for the stated period, scope or area.
Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of paragraph 8, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in paragraph 8 are reasonable.

          10.  Executive's Representations.  Executive hereby represents and
               ---------------------------
warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

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          11.  Definitions.
               -----------

          "Board" shall mean the Board of Managers of ACR Management, L.L.C., a
           -----
Delaware limited liability company and the General Partner of the Company.

          "Cause" shall mean (i) the commission of a felony or a crime involving
           -----
moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud, (ii) conduct tending to bring the Company or any of its Subsidiaries into public disgrace or disrepute, (iii) failure to perform duties as reasonably directed by the Board or (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries.

          "Credit Agreement" shall mean that certain Credit Agreement, dated as
           ----------------
of the date hereof, by and among the Company, ACR Management, L.L.C., and the lenders a party thereto.

          "Recapitalization Agreement" shall mean that certain
          ---------------------------
Recapitalization Agreement, dated as of June 1, 1998 and amended as of July 22, 1998, by and among the Company, the purchasers listed on the Schedule of Purchasers and the current owners listed on the Schedule of Current Owners.

          "Subsidiaries" means, with respect to any person, any corporation,
           ------------
limited partnership, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof, or (b) if a limited partnership, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited partnership, partnership, association or other business entity (other than a corporation) if such person or persons shall be allocated a majority of the limited partnership, partnership, association or other business entity gains or losses or shall be or control any managing partner or general partner of such limited partnership, partnership, association or other business entity.

          12.  Survival.  Paragraphs 6, 7 and 8 and paragraphs 11 through 20
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shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

          13.  Notices.  Any notice provided for in this Agreement shall be in
               -------
writing and shall be either personally delivered, sent by reputable overnight courier service (charges prepaid) or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

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          Notices to Executive:
          --------------------

          Ray G. Anthony
          301 Meadowlark Drive
          Uniontown, PA  15401

          Notices to the Company:
          ----------------------

          Anthony Crane Rental, L.P.
          c/o Bain Capital, Inc.
          Two Copley Plaza
          Boston, MA 02116
          Attn:  Paul Edgerley
                 Andrew Balson
                 Paige Daly

          with a copy to:
          --------------

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL 60601
          Attn:  James L. Learner

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

          14.  Severability.  Whenever possible, each provision of this
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Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          15.  Complete Agreement.  This Agreement, those documents expressly
               ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          16.  No Strict Construction.  The language used in this Agreement
               ----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

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          17.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          18.  Successors and Assigns.  This Agreement is intended to bind and
               ----------------------
inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

          19.  Arbitration.  Any controversy, dispute or claim arising out of or
               -----------
relating in any way to this Agreement that cannot be resolved by negotiation between the Company and Executive shall be settled by arbitration in Pittsburgh, Pennsylvania. Such arbitration shall be administered by the Center for Public Resources Institute for Dispute Resolutions (the "Institute") in accordance with
                                                  ---------
its then prevailing Rules for Non-Administered Arbitration of Business Disputes by an independent and impartial arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S) 1 et seq. The fees and
                                                     -- ---
expenses of the Institute and the arbitrator shall be shared equally by Executive and the Company and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator shall award
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costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing party. The arbitrator shall permit and facilitate all reasonable requests for discovery. The arbitrator shall render his award within 90 days of the conclusion of the arbitration hearing. The arbitrator shall be expressly empowered to award to either party the full amount of any losses in connection with any dispute between them arising out of or relating in any way to this Agreement. The award rendered by the arbitrator shall be final and not subject to judicial review, and judgment thereon may be entered in any court of competent jurisdiction.

          20.  Choice of Law.  All issues and questions concerning the
               -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

          21.  Amendment and Waiver.  The provisions of this Agreement may be
               --------------------
amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                             *    *    *    *    *

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          IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first written above.


                              ANTHONY CRANE RENTAL, L.P.

                              By:   ACR Management, L.L.C.
                              Its:  General Partner

                              By:    /s/ Andrew B. Balson
                                    --------------------------
                              Its:   Secretary
                                    --------------------------

                               /s/ Ray G. Anthony
                              --------------------------------
                              Ray G. Anthony